Exhibit 4.44

SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (this “Agreement”) is made effective as of, although not necessarily on, the 1st day of November, 2003 (the “Effective Date”) between Jeffrey Wiggins (the “Subscriber”), Trintech Group plc, a Company organized under the laws of Ireland (the “Company”), and Trintech, Inc., a California corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”).

RECITAL

Subscriber has agreed to subscribe for, and the Company has agreed to issue and sell to the Subscriber, Ordinary Shares in the Company, evidenced by an American Depositary Receipt (“ADR”) representing American Depositary Shares (“ADSs”), for the consideration and upon the terms and conditions hereinafter contained.

TERMS AND PROVISIONS

In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the parties agree as follows:

1. Share Subscription. Subject to Section 2 of this Agreement, in consideration of the payment of $570,000 in cash pursuant to the escrow arrangement described in Section 2 below, the Subscriber irrevocably agrees to subscribe for and the Company irrevocably agrees to sell to the Subscriber 150,000 ADSs, which shall be evidenced by an ADR (the “Trintech ADSs”).

2. Conditions to Subscription. The irrevocable obligation of the Subscriber to subscribe for the Trintech ADSs is subject to the execution and delivery by the parties thereto of (i) the Stock Purchase Agreement dated as of November 1, 2003 among the Subsidiary, the Subscriber and DataFlow Services, Inc., (ii) this Agreement and (iii) the Escrow Agreement attached hereto as Exhibit A (the “Escrow Agreement”), and the receipt by the Escrow Agent of the Escrowed Funds referenced in the Escrow Agreement (the “Escrowed Funds”).

3. Closing. Immediately on the satisfaction of the conditions set forth in Section 2 above, closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Scheef & Stone, L.L.P At the Closing (a) the Subscriber shall subscribe for the Trintech ADSs, and (b) the Escrow Agent shall release the Escrowed Funds to the Company. At or as soon as reasonably practicable after the Closing the Company shall, or shall cause the Bank of New York to, issue the Trintech ADR evidencing the Trintech ADSs to the Subscriber.

4. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company that the statements contained in this Section 4 are correct and complete as of the date of execution hereof and were correct and complete as of the Effective Date.

4.1 Investment Experience. The Subscriber has substantial knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests. The Subscriber has had an opportunity to discuss with Company’s management the Company’s business and financial condition and such other matters that the Subscriber deemed relevant in connection with Subscriber’s decision to purchase the Trintech ADSs.

4.2 Acquiring for Own Account. The Subscriber is acquiring the Trintech ADSs for investment for his own account, and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Subscriber understands that the Trintech ADSs have not been, nor (other than as provided below in this Agreement) will they be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholders’ representations as expressed herein.

4.3 Restricted Securities. The Subscriber acknowledges that the Trintech ADSs constitute “restricted securities” within the meaning of the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has acquired and given full consideration for the security to be acquired, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations.

4.4 No Broker. No broker, finder or investment banker is entitled to any brokers’, finders’ or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made on or behalf of the Subscriber.

4.5 Accredited Investor. The Subscriber is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

4.6 Restrictive Legend. The ADR shall bear the following restrictive legend:

THIS ADR, THE TRINTECH ADSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY ARE RESTRICTED SECURITIES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO OFFER, SALE, PLEDGE OR TRANSFER OF THIS ADR, THE TRINTECH ADSs, OR THE SHARES MAY BE MADE EXCEPT (1)(a) IN RELIANCE ON AN EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (b) UPON RECEIPT BY THE COMPANY AND THE BANK OF NEW YORK, AS DEPOSITARY, OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY AND THE DEPOSITARY THAT SUCH REGISTRATION IS NOT REQUIRED, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

4.7 Registration Questionnaire. The Subscriber has completed or caused to be completed the Registration Questionnaire attached hereto as Exhibit B for use in preparation of the Registration Statement and the answers to the Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Subscriber shall be entitled to update such information by providing written notice thereof to the Company prior to the effective date of the Registration Statement.

5 Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber that:

5.1 Capital Structure.

(i) As of the date hereof, the authorized share capital of the Company consists of 10,000,000 Series B preference shares, par value $0.0027 per share, none of which shares were issued and outstanding as of July 31, 2003, and 100,000,000 Ordinary Shares, par value $0.0027 per share, of which 30,156,809 shares were issued and outstanding as of July 31, 2003. All such issued shares of the Company have been duly authorized and validly issued, and all such issued and outstanding shares are fully paid and non-assessable.

(ii) The Trintech ADSs to be issued to the Subscriber at or after Closing pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, and not subject to any call, preemptive or similar rights. Upon issuance of the Trintech ADSs pursuant to this Agreement, the right, title and interest to such Trintech ADSs will be transferred to the Subscriber, free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (other than restrictions under applicable securities laws).

5.2 SEC Disclosures. The Company has provided the Subscriber true and complete copies of the Company’s annual report on Form 20-F for the fiscal year ended January 31, 2003 and quarterly report on Form 6-K for the fiscal quarter ended July 31, 2003 (collectively, the “SEC Documents”), which the Company filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the SEC Documents as of their respective dates did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of the Company, including the notes thereto, included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States consistently applied and fairly present in all material respects the consolidated financial position of the Company at the dates thereof and of its operations and cash flows for the periods then ended. Since July 31, 2003, there have not been any changes in the assets, liabilities, financial condition, business or operations of the Company from that reflected in the SEC Documents except changes which have not been, either individually or in the aggregate, materially adverse to the Company. Since July 31, 2003, there has not been, occurred or arisen any event or condition which has had a material adverse effect on the business, assets (including intangible assets), financial conditions or results of operations of the Company and its subsidiaries, taken as a whole. Since July 31, 2003, the Company has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations of the SEC (collectively, “Securities Laws”), each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of all Securities Laws, except for such failures to file or to comply with Securities Laws as are not, individually or in the aggregate, materially adverse to the Company and its subsidiaries, taken as a whole.

5.3 No Broker. No broker, finder or investment banker is entitled to any brokers’, finders’ or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

6. Additional Agreements of the Subscriber. Subject to applicable securities laws and the applicable terms of this Agreement, in consideration for the Company’s agreeing to its obligations under this Agreement and as an inducement to the Company to enter into this Agreement, Subscriber agrees that, for a period beginning on the Effective Date and ending on the date which is 180 days after the Effective Date (the “Lock-Up Period”), such Subscriber shall not offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (each a “Transfer”) any of the Trintech ADSs or the Ordinary Shares of Trintech underlying the ADSs. The foregoing restriction is expressly agreed to preclude the Subscriber from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a transfer of such securities during the Lock-Up Period even if such securities would be disposed of by someone other than the Subscriber. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such securities.

7. Registration Rights.

7.1 General. The Company shall:

7.1.1. subject to receipt from the Subscriber of the Registration Statement Questionnaire, use reasonable efforts to (i) prepare and file with the SEC a resale registration statement on Form F-3 (the “Registration Statement”) to enable the resale of the Registrable Shares (defined below) by the Subscriber on a delayed or continuous basis under Rule 415 of the Securities Act, and (ii) cause the Trintech ADSs to be listed on the Nasdaq National Market system (to the extent not already so listed), in each such case as soon as is reasonably practicable after the date hereof, and in no event later than the date necessary, in Trintech’s reasonable judgment, to cause the Registration Statement and the listing on the Nasdaq National Market to be effective before the last day of the Lock-Up Period. “Registrable Shares” means each of the Trintech ADSs until the earlier of: (1) the date on which such Trintech ADSs have been resold or otherwise transferred pursuant to the Registration Statement; (2) the date such Trintech ADSs are transferred by the Subscriber in compliance with Rule 144 under the Securities Act, (3) the date such Trintech ADSs may be sold or transferred pursuant to Rule 144 under the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder and the restrictive legend on the ADR, relating to the fact that the Trintech ADSs represented by the ADR are restricted securities, has been removed; or (4) the date on which such Trintech ADSs cease to be outstanding (whether as a result of redemption, repurchase and cancellation or otherwise).

7.1.2. use reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3 below) used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement current and effective for a period (the “Registration Period”) continuing until, with respect to the Registrable Shares, the earlier of (i) the date on which all Registrable Shares then held by the Subscriber may be sold or transferred in compliance with Rule 144 under the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder and the restrictive legend on the ADR, relating to the fact that the Trintech ADSs represented by the ADR are restricted securities, has been removed, and (ii) such time as all Registrable Shares held by the Subscriber have been sold (A) pursuant to a registration statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

7.1.3. as soon as reasonably practicable, furnish to the Subscriber with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement and Prospectus, including any supplements to or amendments of the Prospectus or Registration Statement, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Subscriber;

7.1.4. as soon as reasonably practicable, take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Shares under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Shares in states as shall be reasonably specified in writing by the Subscriber; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

7.1.5. bear all expenses in connection with the procedures in Section 7.1.1 and 7.1.2 and the registration of the Registrable Shares pursuant to the Registration Statement including without limitation: (i) all registration and filing fees and expenses; (ii) fees and expenses of compliance with federal securities and state “blue sky” or securities laws; (iii)

expenses of printing; (iv) all application and filing fees in connection with listing the Registrable Shares on the Nasdaq National Market; and (v) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company; provided, however, that the Subscriber shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of the Registrable Shares. The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); and

7.1.6. advise the Subscriber by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing as soon as reasonably practicable: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Shares under state securities or “blue sky” laws; and it will use its reasonable efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal as soon as reasonably practicable at the earliest possible moment if such stop order or other order should be issued; and (ii) when the Prospectus or any supplements to or amendments of the Prospectus have been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

7.2 Transfer of Registrable Shares; Suspension.

7.2.1. The Subscriber agrees that it will not effect any disposition of the Registrable Shares or its right to purchase the Registrable Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or in accordance with the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Subscriber or its plan of distribution.

7.2.2. Except in the event that paragraph 7.2.3 below applies, the Company shall, at all times during the Registration Period, as soon as reasonably practicable (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Subscriber copies of any documents filed pursuant to Section 7.2.2(i); and (iii) inform the Subscriber that the Company has complied with its obligations in Section 7.2.2(ii) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Subscriber to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as soon as practicable and will promptly notify the Subscriber pursuant to Section 7.2.2(iii) hereof when the amendment has become effective).

7.2.3. In the event of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a notice in writing to the Subscriber (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Subscriber will refrain from selling any Registrable Shares pursuant to the Registration Statement (a “Suspension”) until the Subscriber’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used. In the event of any Suspension, the Company will use its reasonable efforts, consistent with the best interests of the Company and its stockholders, to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Subscriber.

7.3. Indemnification. For the purpose of this Section 7.3, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1 and the term “Rules and Regulations” means the rules and regulations promulgated under the Securities Act.

7.3.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Subscriber and each person, if any, who controls the Subscriber within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Subscriber or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them (in the case of the Prospectus only, in light of the circumstances under which they were made), not misleading, or (iii) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement, and will reimburse the Subscriber and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Subscriber or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of the Subscriber to comply with the covenants and agreements contained in Sections 7.2 of this Agreement respecting resale of Registrable Shares, or (iii) the inaccuracy of any representations made by the Subscriber in this Agreement or (iv) any untrue statement or omission of a material fact in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber before the pertinent sale or sales by the Subscriber.

7.3.2 Indemnification by the Subscriber. The Subscriber will indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who sign the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Subscriber to comply with the covenants and agreements contained in Section 7.2 of this Agreement respecting the sale of the Registrable Shares or (ii) the inaccuracy of any representation or warranty made by the Subscriber in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus only, in light of the circumstances under which they were made), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber expressly for use therein; provided, however, that the Subscriber shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Subscriber has delivered to the Company in writing a correction at least ten business days before the occurrence of the transaction from which such loss was incurred, and the Subscriber will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action for which such person is entitled to be indemnified in accordance with this Section 7.3.2.

7.3.3 Indemnification Procedure.

(i) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 except to the extent it is materially prejudiced as a result of such failure.

(ii) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(1) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action), or

(2) the indemnifying party shall not have counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

7.3.4. Contribution. If a claim for indemnification under this Section 7.3 is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Section 7.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No party to this Agreement guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any other party to this Agreement who was not guilty of such fraudulent misrepresentation.

8. Subsidiary Guaranty of Stock Price. If the closing price of ADSs issued by the Company on the Nasdaq National Market System does not equal or exceed $5.00 for at least 10 consecutive trading days between the end of the Lock-Up Period and January 31, 2006, then on or before February 28, 2006 the Subsidiary shall pay to the Subscriber an amount equal to the product of (a) 150,000 multiplied by (b) amount by which $5.00 exceeds the highest closing price achieved between the end of the Lock-Up Period and January 31, 2006.

If any change is made to ADSs issued by the Company by reason of any stock dividend, stock split, combination of shares or ADSs, exchange of shares or ADSs, or other change affecting the Company’s outstanding ADSs as a class without receipt of consideration, then appropriate adjustment shall be made to (i) the price threshold pursuant to which rights are triggered under the preceding paragraph, and (ii) the dollar amount and the multiplier specified in Clause (b) above, in order to prevent the dilution or enlargement of benefits under this Section 8.

9. Miscellaneous.

9.1 All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company or the Subsidiary, to:

Trintech Group plc
South Country Business Park
Leopardstown, Dublin 18
Attention: Corporate Secretary
Fax: (650) 227-7100

With a copy to:	Trintech, Inc.
15851 Dallas Parkway, Suite 966
Addison, TX 75001
Attention: General Counsel
Fax: (603) 590-1427

If to the Subscriber, to:	Jeffrey Wiggins
5648 Lindsey Dr.
Plano, TX 75093
Fax:

With a copy to:	David N. Reed, Esq.
Meadows, Owens, Collier, Reed,
Cousins & Blau, L.L.P.
901 Main Street, Suite 3700
Dallas, TX 75202
Fax: (214) 747-3732

Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received when delivered, if delivered personally or sent by telecopy and confirmed in writing.

9.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract.

9.4 Assignment. None of the parties may assign all or any of their rights or obligations under this Agreement without the prior written consent of each of the other parties hereto.

9.5 Arbitration. Except if any dispute arises with respect to the enforceability of this Section 9, if any dispute arises with respect to this Agreement or the transactions contemplated hereby, then any party (the “Demanding Party”) may demand, by written notice to each other party to the dispute (collectively, the “Responding Party”), that such issue shall be settled by binding arbitration to be held in Dallas, Texas (an “Arbitration Agreement”). All claims shall be settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the “Arbitration Rules”). The final decision of the arbitrator shall be furnished to Demanding Party and the Responding Party in writing and shall constitute a conclusive determination of the issue in question, binding upon all parties, and shall not be contested by any of them. The non-prevailing party, as determined by the arbitrator, shall bear all costs and expenses associated with such arbitration, including all arbitrators’ fees and attorneys’ fees.

9.6 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

9.7 Currency. All references in this Agreement shall be deemed as made to U.S. dollars and unless otherwise specifically indicated, are expressed in U.S. currency.

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IN WITNESS WHEREOF each party has caused this Agreement to be duly executed the day and year first herein written.

Given under the common seal of:

TRINTECH GROUP PLC

By	/s/ Cyril McGuire
Name:	CYRIL MCGUIRE
Title:	CEO

TRINTECH, INC.

By	/s/ Cyril McGuire
Name:	CYRIL MCGUIRE
Title:	CEO

SUBSCRIBER

/s/ Jeffrey Wiggins

Jeffrey Wiggins